Exhibit 4.1

EMPLOYEES STOCK OPTION SCHEME – 2000

(As amended upto September 12, 2018)

ICICI BANK EMPLOYEES STOCK OPTION SCHEME – 2000

Section I:	Short title, extent and commencement

1.	This Scheme may be called ICICI Bank Employees Stock Option Scheme - 2000.

2.	It applies only to Eligible Employees.

Section II:	Objectives

The objectives of the Scheme are:

a)	to enhance employee motivation;

b)	to enable employees to participate in the long term growth and financial success of the Bank; and

c)	to act as a retention mechanism, by enabling employee participation in the business as an active stakeholder to usher in an ‘owner- manager’ culture.

Section III:	Definitions

1.	As used in this Scheme, the following terms shall have the meanings set forth below:

a.	“associate company” shall have the same meaning as defined under section 2(6) of the Companies Act, 2013

b.	“Award Confirmation” means a written communication by the Bank to a Participant, evidencing grant of Options.

c.	“Bank” means ICICI Bank Limited (ICICI Bank) and its successors or its Subsidiary or Holding Company, as the context may require or admit.

d.	“Cause” means (i) act of willful or gross misconduct or neglect (ii) the commission of felony, fraud, misappropriation, embezzlement, breach of trust or an offence involving moral turpitude, (iii) gross or willful insubordination or (iv) any other act detrimental to the interest of the Bank.

e.	“Committee” means a committee of the Board of Directors of the Bank consisting of a majority of Independent Directors as the Board of Directors of the Bank may constitute from time to time for administration and superintendence of the scheme. For the purpose of the Bank this Committee will be the Board Governance Remuneration & Nomination Committee as may be renamed in the future by the Board for any statutory/regulatory purpose and as constituted in accordance with the provisions of Section 178 of the Companies Act, 2013 as may be amended from time to time.

f.	“Eligible Employee” means permanent employee or a director (excluding independent director) of the Bank or of a Subsidiary or a Holding Company.

g.	“Exercise Period” means the period commencing from the date of vesting and will expire on completion of such period not exceeding five years from the date of vesting of options as may be determined by the Board Governance Remuneration & Nomination committee for each grant.

h.	“Exercise Price” means the price payable by the Participant for exercising the Options granted to him.

i.	“grant” means the process by which the company issues options under its employee stock option scheme.

j.	“grant date” means the date on which the Board Governance Remuneration & Nomination Committee approves the grant.

k.	“Holding Company” means a holding company of ICICI Bank, hereafter existing, within the meaning of Section 2(46) of the Companies Act, 2013.

l.	“Independent Director” means a director as defined in Section 149(6) of the Companies Act 2013 and Regulation 16(1)(b) of SEBI Listing Obligations & Disclosure Requirements) Regulations, 2015 as prescribed by SEBI.

m.	“key managerial personnel” would have the same meaning as defined under section 2(51) of the Companies Act, 2013.

n.	“market price” means the latest available closing price on a recognised stock exchange on which the shares of the company are listed on the date immediately prior to the relevant date. If such shares are listed on more than one stock exchange, then the closing price on the stock exchange having higher trading volume shall be considered as the market price.

o.	“Option” means a right but not an obligation granted to a Participant to apply for a specified number of Shares at a pre -determined price during the Exercise Period subject to the conditions of the Scheme

p.	“option grantee” means an employee having a right but not an obligation to exercise an option in pursuance of ESOS.

q.	“Participant” means an Eligible Employee selected by the Committee and to whom an Option is granted, or the Successors of the Participant, as the context so requires.

r.	“Person” means an individual, company, partnership, association, trust, unincorporated organisation, government or political subdivision thereof or any other entity.

s.	“relative” shall have the same meaning as defined under section 2(77) of the Companies Act, 2013.

t.	“relevant date” means:

i.	In the case of grant, the date of the meeting of the compensation committee on which the grant is made; or

ii.	In the case of exercise, the date on which the notice of exercise is given to the company or to the trust by the employee

u.	“Scheme” means this Scheme.

v.	“Shares” means equity shares and securities convertible into equity shares and shall include American Depository Receipts (ADRs), Global Depository Receipts (GDRs) or other depository receipts representing underlying equity shares or securities convertible into equity shares.

w.	“Subsidiary” means a subsidiary company of ICICI Bank, whether now or hereafter existing, within the meaning of Section 2(87) of the Companies Act, 2013.

x.	“Successors” of a Participant means the legal heirs and/or nominees of a deceased Participant.

y.	“vesting” means the process by which the employee becomes entitled to receive the benefit of a grant made to him under this scheme.

z.	“Vesting Confirmation” means a written communication by the Bank to a Participant, evidencing vesting of Options.

aa.	“Vesting Criteria” means criteria as may be stipulated by the Committee for vesting of Options.

bb.	“Vesting Period” means the period during which the vesting of the Options granted to a Participant can take place.

2.	In the Scheme, unless the contrary intention appears:

(a)	a reference to “law” includes the constitution, any statute, law rule, regulation, ordinance, judgement, order, decree, authorisation, or any published directive, guideline, requirement or governmental restriction having the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority or administrative authority, whether in effect as of the date of the Scheme or thereafter and each as amended from time to time;

(b)	reference to a gender shall include references to the female, male and neuter genders; and

(c)	the singular includes the plural (and vice versa).

3.	Words and expressions used and not defined herein shall have the same meaning as have been assigned to them under the Securities and Exchange Board of India (Share based employee benefits) Regulations, 2014, Securities and Exchange Board of India Act, 1992, Securities (Contract) Regulation Act, 1956, Companies Act, 2013 and any statutory modification or re- enactment thereto.

Section IV:	Shares subject to the Scheme

1.	The maximum number of Options granted to any Eligible Employee in a financial year shall not exceed 0.05% of the issued equity shares of the Bank at the time of grant of Options and the aggregate of all such Options granted to the Eligible Employees shall not exceed ten per cent of the aggregate of the number of issued equity shares of the Bank, from time to time, on the date(s) of grant of Option(s).

2.	The Options granted but not vested and the Options vested but not exercised in accordance with the Scheme or the Award Confirmation or the Vesting Confirmation shall terminate and the Shares covered by such terminated Options shall become available for future grant under the Scheme.

Section V:	Administration of the Scheme

1.	The Scheme shall be administered by the Committee. A member of the Committee to whom the matter under the Scheme specifically relates shall not vote on such matter.

2.	Unless otherwise expressly provided in the Scheme or applicable law, all decisions, determinations and interpretations with respect to, connected with, arising out of or in relation to the Scheme or Award Confirmation or Vesting Confirmation shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons including the Bank, any Participants, shareholders and any employees.

3.	Unless otherwise expressly provided in the Scheme or applicable law, the Scheme shall also be applicable to employees and Directors of the Subsidiaries and Holding Company.

Section VI:	Powers of the Committee

1.	Subject to the provisions of the Scheme and applicable law and in addition to the other express powers and authorisations conferred by the Scheme, the Committee have full power and authority to :

a.	determine, from time to time, eligibility of employees to participate in the Scheme;

b.	determine the number of Shares subject to each Option;

c.	determine the minimum and maximum number of Options to be granted under the Scheme per Participant and in aggregate;

d.	prescribe the Vesting Period and Vesting Criteria;

e.	prescribe the conditions under which the Options vested in the Participant may lapse (including in case of termination);

f.	prescribe the Exercise Period within which the Participant should exercise the vested Options in the event of termination or resignation of the Participant;

g.	prescribe whether the Options vested in a Participant are exercisable at one time or at various points of time within the Exercise Period;

h.	prescribe the conditions and procedure for the grant, vest and exercise of Options by Participants including Participants who are on long leave, training or otherwise indisposed;

i.	prescribe, if deemed appropriate and necessary, the procedure for cashless exercise of Options;

j.	prescribe the procedure for making a fair and reasonable adjustment to the entitlement including adjustment to the number of options and to the exercise price in case of corporate actions such as rights issues, bonus issues, merger, sale of division and others. In this regard, the Committee shall consider the following:

i.	the number and price of options shall be adjusted in a manner such that total value to the employee of the options remains the same after the corporate action.

ii.	the vesting period and the life of the options shall be left unaltered as far as possible to protect the rights of the employee (s) who is granted such options.

k.	establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Scheme;

l.	Interpret any matter with respect to, connected with, arising out of or in relation to the Scheme, the Award Confirmation and the Vesting Confirmation;

m.	Appoint such agents as it shall deem necessary for the proper administration of the Scheme;

n.	determines or impose other conditions to the grant or exercise of Options under the Scheme as it may deem appropriate;

o.	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Scheme;

p.	frame suitable policies and systems to ensure that there is no violation of securities laws as amended from time to time including:

i.	Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015; and

ii.	Securities and Exchange Board of India (Prohibition of Fraudulent and Unfair Trade Practices relating to the Securities Market) Regulations, 2003;

by any employee.

Section VII:	Eligibility for grant of Options

1.	The Committee shall have the sole authority to designate any Eligible Employee as Participant.

2.	In determining the Eligible Employee to receive an Option as well as in determining the number of Options to be granted to a Participant, the Committee may consider the position and responsibilities of the Eligible Employee, the nature and value to the Bank of the Eligible Employee’s services and accomplishments whether direct or indirect, length of service, grade, performance, merit, present and potential contribution and conduct of the Eligible Employee and such other factors as the Committee may deem relevant.

Section VIII:	Vesting of Option

1.	The Options granted to the Participant may vest at one time or at various points of time as stipulated in the Award Confirmation. Provided, however, there shall be a minimum period of one year between the grant of Options and vesting of Options. Unless earlier vested, expired, forfeited or otherwise terminated, each Option shall expire in its entirety by such period as stipulated in the Award Confirmation or the fourth anniversary of the date of grant of Option, whichever is earlier, or such further or other period as the Committee may determine.

2.	No Option or any part thereof shall vest :

a)	if the Participant does not fulfill Vesting Criteria as stipulated in the Award Confirmation; or

b)	if the Participant’s employment is terminated by the Bank for Cause; or

c)	if the Participant voluntarily terminates employment with the Bank and the options to the extent not vested shall lapse/expire and be forfeited forthwith, provided that this provision shall not be applicable to the employees of ICICI Bank who have resigned or who may resign from time to time to join companies, approved by the Board Governance & Remuneration Committee of ICICI Bank, that have been established or promoted or set up (whether solely or jointly with any other entity) by erstwhile ICICI Limited or ICICI Bank or its subsidiaries.

d)	In the event that an employee who has been granted benefits under a scheme is transferred or deputed or resigns to join an associate company prior to vesting or exercise, the vesting and exercise as per the terms of grant shall continue in case of such transferred or deputed or resigned employee even after the transfer or deputation or resignation.

3.	If the Participant’s employment terminates due to death or permanent disability, whole of the Options shall immediately vest in the Participant’s Successors, or the Participant, as the case maybe.

4.	If the Participant’s employment terminates due to retirement (including pursuant to any early / voluntary retirement scheme), the Options shall vest by such period as stipulated in the Award Confirmation, subject to the Participant demonstrating compliance with the Code of Conduct including Undertaking of Continued Good Conduct. Provided however, at the sole discretion of the Committee, it may allow the whole of the options or part thereof to vest at one time or at various points of time on the expiry of one year from the date of grant of Options. Provided however that in the event of death or permanent disability of the Participant after retirement but before vesting of Options, the whole of the Options shall immediately vest in the Participant’s Successors or the Participant as the case may be.

Section IX:	Exercise Price

The Exercise Price shall be determined by the Committee on the date the Option is granted and shall be reflected in the Award Confirmation.

Payment of Exercise Price shall be made from the employees bank account or out of any loans availed by the employee from an recognised bank/financial institution/non-banking financial institution and any other mode as may be approved by the Committee.

Section X:	Exercise of Options

1.	Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, the Participant or Participant’s Successors, as the case may be, may exercise the Options by the payment of Exercise Price in full at such time as may be notified during the Exercise Period.

2.	Unless earlier exercised, expired, forfeited or otherwise terminated, each vested Option, if not exercised during the Exercise Period shall lapse and stand terminated and expired forthwith.

3.	If the Participant’s employment is terminated by the Bank for the Cause the Participant’s vested Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall lapse and stand terminated and expired forthwith.

4.	If the Participant voluntarily terminates employment with the Company other than on account of death, retirement, or permanent disability, the vested Options, to the extent then unexercised, shall be exercised by the payment of Exercise Price in full within a period of three months from the date of termination, which period shall be deemed to be the Exercise Period.

5.	If the Participant’s employment is terminated due to death, retirement (including pursuant to any early /voluntary retirement scheme) or permanent disability, the vested Option, shall be exercised by the payment of Exercise Price in full at such time as may be notified during the Exercise Period.

6.	Upon receipt of the notice for exercise of the Options (in the form prescribed) and the payment of Exercise Price in a form and manner as may be stipulated by the Committee, the Bank shall issue and allot Shares to the Participant.

Section XI:	General Terms And Conditions

1.	The Committee may at any time amend, discontinue or terminate the Scheme or any part or portion thereof at any time. Provided that any such amendment, discontinuation or termination that would impair the rights of or is detrimental to the interests of the Participant shall not, to that extent, be effective without the consent of the affected Participant. The Bank shall be entitled to vary the terms of the scheme to meet any regulatory requirements.

2.	Participation in the Scheme shall not constitute or be construed as a guarantee by the Bank of return on the Shares of the Bank. Any loss/potential loss due to fluctuations in the market price of the Shares or on any other account whatsoever, and the risks associated with such investments will be that of the Participant alone and not of the Bank.

3.	This Scheme shall be subject to all applicable laws and such other terms and conditions, as may be stipulated by the Committee in its absolute discretion.

4.	In the event of issuance of bonus/rights shares, recapitalisation, stock split, reorganisation, merger, consolidation of the Bank or other similar events the number of Shares covered by each outstanding Option and the number of Shares, which have been authorised for issuance under the Scheme but as to which no Options have yet been granted or which have been returned to the Scheme upon the termination of Options as well as the Exercise Price shall be increased or decreased such that the rights of the Participant is substantially proportionate to the rights existing prior to such event and to ensure that there is no dilution or enlargement of the benefits available under the Scheme.

5.	The Committee may at any time waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retrospectively. Provided that any such waiver, amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of or is detrimental to the interests of the Participant shall not, to that extent be effective without the consent of the affected Participant.

6.	The employees shall maintain the utmost confidentiality regarding the contents of the Scheme and the benefits thereunder at all times and shall not make any announcement to the public or to any third Person regarding the arrangements contemplated by the Scheme and the benefits thereunder except to the extent as may be required by law.

7.	The Bank is entitled to and may, anytime at its discretion, finance the Participant in any manner to the extent permitted by law for the purpose of purchase of Shares or payment of any amount under the Scheme.

8.	The grant of an Option shall not be construed as giving a Participant the right to be retained in the employment of the Bank. Neither the Scheme nor Award Confirmation nor Vesting Confirmation shall form part of any contract of employment between the Bank and the Participant. The rights and obligations of the Participant under the terms of his office or employment with the Bank shall not be affected by his participation in the Scheme. Nothing in the Scheme or any Award Confirmation or any Vesting Confirmation shall confer or be construed as affording a Participant any additional rights as to compensation or damages in consequences of the termination of such office or employment for any reason.

9.	The employee shall not have right to receive any dividend or to vote or in any manner or enjoy the benefits of a shareholder in respect of option granted to him, till shares are issued upon exercise of option.

10.	The Shares issued pursuant to any Option shall rank pari passu with all the other equity shares of the Bank for the time being issued and outstanding, including payment of full dividend.

11.	Neither the Scheme nor the Option shall create or be construed to create a trust or a separate fund of any kind or a fiduciary relationship between the Bank and a Participant. To the extent that any Person acquires a right to receive payments from the Bank pursuant to any Option, such right shall be no greater than the right of any unsecured general creditor of the Bank.

12.	No fractional shares shall be issued or delivered pursuant to the Option, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

13.	No employee shall have any claim to be granted any Option, and there is no obligation on the part of the Bank for uniformity of treatment of employees or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each Participant.

14.	No option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except to the extent provided under the Scheme or by will or the laws of inheritance.

15.	Nothing contained in the Scheme shall prevent the Bank from adopting or continuing the current or other compensation applicable or applicable only in specific cases.

16.	In the event of any tax liability arising on account of grant of the Options to a Participant, the liability shall be that of the Participant alone and the Bank shall have the right to cause the Shares held by the Participant sold or otherwise alienated to meet the liability on behalf of the Participant. The Bank may, in its discretion, require the Participant to pay to the Bank at the time of exercise of any Option the amount that the Bank deems necessary to satisfy the Bank’s obligation to withhold income or other taxes incurred by reason of such exercise.

17.	The Participant shall do all acts necessary and execute all such deeds and documents as may be deemed necessary by the Committee to give effect to the terms of the Scheme.

Section XII:	Award Confirmation

The grant of Options hereunder shall be evidenced by an Award Confirmation which shall be delivered to the Participant and shall specify the number of Options granted and the terms and conditions of the grant of Options and rules applicable thereto.

Section XIII:	Vesting Confirmation

The vesting of Options hereunder, shall be evidenced by a Vesting Confirmation which shall be delivered to the Participant and shall specify the number of Options vested and the terms and conditions of the vesting of Options and rules applicable thereto.

Section XIV:	Effective and Expiry Dates

This Scheme shall be effective as of the date of its approval by the shareholders of the Bank and expire on such date as may be notified by the Board of Directors of the Bank.

Section XV:	Headings

Headings are given to the Sections of the Scheme solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Scheme or any provision thereof.

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